SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS
This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Federal Income Tax Considerations” in the prospectus dated May 13, 2014 (the “Base Prospectus”), which forms part of the Registration Statement on Form S-3 (File No. 333-192237) of Spirit Realty Capital, Inc. filed with the Securities and Exchange Commission on November 8, 2013, as amended (the “Registration Statement”). The discussion supersedes, in its entirety, the discussion under the heading “Supplemental Federal Income Tax Considerations” in the prospectus supplement dated September 15, 2014, which forms part of the Registration Statement. This summary is for general information only and is not tax advice.
The following sentence supersedes the first sentence of the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—General—Ownership of Interests in Taxable REIT Subsidiaries” in the Base Prospectus.

We currently own interests in certain taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.

The following discussion supersedes the first two sentences of the second paragraph of the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Income Tests—Penalty Tax” in the Base Prospectus.

Currently, our taxable REIT subsidiaries do not provide any services to our tenants or conduct other material activities. However, a taxable REIT subsidiary of ours may in the future provide services to certain of our tenants or pay rent to us.

The following discussion supersedes the fourth and fifth paragraphs of the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Asset Tests” in the Base Prospectus.

We own 100% of the securities of a corporation that has elected, together with us, to be treated as our taxable REIT subsidiary, and our operating partnership owns 100% of the securities of certain other corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of such corporation’s securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value of such assets.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise any redemption/exchange rights. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

The following discussion supersedes, in its entirety, the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—General” in the Base Prospectus.

All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as disregarded entities or partnerships for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity.

The following sentence supersedes the last sentence of the discussion under the heading “Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—Entity Classification” in the Base Prospectus.

We believe our operating partnership is treated as a partnership and will continue to be treated as a partnership or disregarded entity for federal income tax purposes, and each of its subsidiary partnerships and limited liability companies are and will continue to be treated as disregarded entities or partnerships for federal income tax purposes.

The following discussion supersedes the second paragraph of the discussion under the heading “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally” in the Base Prospectus.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

The following sentence supersedes the fifth sentence of the first paragraph of the discussion under the heading “Federal Income Tax Considerations—Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock” in the Base Prospectus.

A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year period ending on the date of disposition of its stock less than 50% in value of its stock is held directly or indirectly by non-U.S. persons.

The following sentence supersedes the first sentence of the discussion under the heading “Federal Income Tax Considerations—Information Reporting and Backup Withholding—Non-U.S. Holders” in the Base Prospectus.

Payments of dividends on our common stock or interest on our debt securities will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) or W-8ECI, or otherwise establishes an exemption.

The following sentence supersedes the first sentence of the second paragraph of the discussion under the heading “Federal Income Tax Considerations—Foreign Accounts” in the Base Prospectus.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from a sale or other disposition of such stock or debt securities on or after January 1, 2019.